UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 6, 2006


                          ONE LIBERTY PROPERTIES, INC.
               (Exact name of Registrant as specified in charter)


      Maryland                     001-09279                    13-3147497
      --------------------------------------------------------------------
      (State or other       (Commission file No.)            (IRS Employer
       jurisdiction of                                           I.D. No.)
         incorporation)


       60 Cutter Mill Road, Suite 303, Great Neck, New York          11021
       -------------------------------------------------------------------
           (Address of principal executive offices)             (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         --       Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         --       Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         --       Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         --       Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================
Item 1.01.        Entry into a Material Definitive Agreement.

On November 6, 2006, OLP Baltimore LLC, a wholly-owned subsidiary of the registrant ("Buyer"), entered into a Purchase and Sale Agreement with FR Hollins Ferry, LLC ("Seller"), pursuant to which the Seller agreed to sell, and the Buyer agreed to purchase, an industrial building situated on approximately 28 acres in Baltimore, Maryland consisting of approximately 367,000 square foot grade level space for a purchase price of $32.2 million.

Consummation of the transaction is conditioned upon satisfaction of specific terms and conditions and delivery of specific documents, including without limitation, a current tenant estoppel certificate. Buyer has been afforded a due diligence period, pursuant to which Buyer may, in its sole discretion, terminate the Purchase and Sale Agreement prior to the expiration of the due diligence period.

The property is leased on a net basis pursuant to a lease dated June 29, 2006 to Ferguson Enterprises, Inc. The lease expires on March 31, 2022 and provides the tenant with four five-year renewal options thereafter. From closing through no later than March 31, 2007, the lease provides for an improvement period pursuant to which the base rent of $195,076.88 per month is reduced. During the improvement period, Seller will provide a reserve payable to Buyer, which reserve shall equal the difference between the base rent and the tenant's reduced rent thereby insuring that Buyer receives an amount equal to the base rent during the improvement period. The lease provides the tenant with an option to make a payment of up to $500,000 to the landlord to reduce the base rent under the lease pursuant to a formula which could result in a rent reduction of up to $42,000 per annum. This option must be exercised by the tenant by April 1, 2007.

Item 9.01.   Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not applicable.

         (c) Shell Company Transactions. Not applicable.

         (d) Exhibits.

             10.1 Purchase and Sale Agreement, dated as of November 6, 2006, between FR Hollins Ferry, LLC and OLP Baltimore LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ONE LIBERTY PROPERTIES, INC.



Date:     November 8, 2006            By:  /s/ Simeon Brinberg
                                           -----------------------------------
                                           Simeon Brinberg
                                           Senior Vice President

                                                            Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

         In this Purchase and Sale Agreement (as amended from time to time, this "Agreement") the following terms shall have the following meanings:


      Date:                              November 6 2006

      Seller:                            FR HOLLINS FERRY, LLC
                                         c/o SunTrust Equity Funding, LLC
                                         303 Peachtree Street, 24th Floor
                                         MC 3951
                                         Atlanta, Georgia  30308
                                         Telephone: (404) 458-4650
                                         Facsimile: (404) 230-1344
                                         E-mail:  paul.severn@suntrust.com

      Buyer:                             OLP Baltimore LLC, a Maryland limited
                                         liability company


                                         c/oONE LIBERTY PROPERTIES, INC.
                                         Sixty Cutter Mill Road, Suite 303
                                         Great Neck, New York  11201
                                         Telephone: (516) 466-3100
                                         Facsimile: (516) 773-2770

      Lender:                            CWCAPITAL LLC

      Premises:                          The land located in Baltimore County,
                                         Maryland, further described in Exhibit
                                         "A" attached hereto, together with the
                                         improvements thereon, all fixtures,
                                         equipment and personal property owned
                                         by Seller and located thereon, and the
                                         rights and easements appurtenant
                                         thereto, if any, otherwise owned by
                                         Seller.

      Lease: The Lease Agreement between Seller and Ferguson Enterprises, Inc., a Virginia corporation ("Tenant"), dated as of June 29, 2006, pursuant to which Seller has leased the Premises to Tenant. The Lease and the related documents set forth in Exhibit "B" are collectively referred to herein as the "Lease Documents".


      Purchase Price:                    $32,200,000.00.



      Deposit: $500,000.00, which is to be delivered to the Escrow Agent within one (1) Business Day of the exchange of an original fully executed copy of this Agreement by Buyer and Seller. If any portion of the Deposit is not delivered on the applicable date set forth in the previous sentence, this Agreement shall be void and of no further force or effect.

      Escrow Agent:                      Kim Price
                                         Senior Coordinator
                                         LandAmerica Commercial Services
                                         600 East Main Street, Suite 1400
                                         Richmond, Virginia  23219
                                         Telephone:        (804) 343-4015
                                         Facsimile:        (804) 788-7062
                                         E-mail:  kimprice@landam.com
                                         Wiring Instructions:  See Exhibit C

      Exhibits Attached:                 A.     Legal Description of Premises
                                         B.     List of Lease Documents
                                         C.     Wiring Instructions
                                         D.     List of Environmental Reports
                                         E.     List of Title Documentation
                                         F.     Form of Funding and Escrow
                                                  Agreement
                                         G.     Form of Tenant Estoppel
                                                  Certificate
                                         H.     Form of Assignment and
                                                  Assumption of Lease
                                         I.     Loan Terms
                                         J.     Escrow Agreement
                                         K      List of title exceptions

         For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, assign, transfer and convey the Premises to Buyer, and Buyer agrees to acquire the Premises from Seller, on the terms and conditions set forth herein. The terms and conditions under which the Premises shall be conveyed are as follows:

1. Closing. The date (the "Closing Date") for the performance of this Agreement (the "Closing") shall be November 30, 2006, or such earlier date as mutually agreed upon by Buyer and Seller. The Closing shall be accomplished by mail and wire transfer and shall consummate at the offices of Escrow Agent in Baltimore, Maryland on the Closing Date, unless otherwise agreed upon in writing by Buyer and Seller.

2. Transfer of Premises. At the Closing, Seller shall assign, transfer and convey the Premises to Buyer, subject to the Lease, by execution and delivery of a special warranty deed in the form reasonably acceptable to LandAmerica Title Insurance Company, Seller and Buyer containing the statutory covenants provided under the Maryland Code for limited warranty deeds and containing a covenant of further assurance. The Buyer shall provide to Seller at Closing a written agreement that the warranty of title contained in the deed is subject to the matters set forth on Exhibit K hereto.

3. Conditions Precedent to Closing. (a) Buyer's obligation to acquire the Premises is conditioned on all of the following, any or all of which may be expressly waived by Buyer, in writing, at its sole option, and which are for the sole benefit of Buyer: (i) the status of title to the Premises has not changed from that set forth in the Title Documentation, (ii) all representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date, (iii) Seller shall have delivered all of the documents and other items required pursuant to Section 4(a) and shall have performed all other covenants, undertakings and obligations to be performed by Seller at or prior to the Closing, (iv) Tenant shall, prior to the Closing Date, remain in occupancy of the Premises and open for business with rent under the Lease paid through the then-current date, (v) there shall have been no material adverse change in the condition of the Premises or the financial condition of Tenant between the dated hereof and the Closing Date, (vi) the status of the environmental condition of the Premises has not changed from that set forth in the Environmental Reports, (vii) to the extent real estate taxes and any other governmental or quasi-governmental services, such as water or waste water, must be paid in full (whether then due or not) in order to record the Deed among the Land Records, such sums shall then be paid, so that the Deed may be recorded among the Land Records without delay attributable to non-payment, and
         (viii) the Loan is made in a manner consistent with this Agreement and funded by the Lender at the Closing.

(b) Seller's obligation to assign, transfer and convey the Premises is conditioned on all of the following, any or all of which may be expressly waived by Seller, in writing, at its sole option: (i) all representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date, and (ii) Buyer shall have delivered all of the documents and other items required pursuant to
         Section 4(b) and shall have performed all other covenants, undertakings and obligations to be performed by Buyer at or prior to the Closing.

4. Closing Deliveries. (a) At the Closing, Seller shall deliver to Buyer the following (collectively, the "Seller Closing Documents"):

(i) An original executed special warranty deed in the form required hereunder;

(ii) An original executed assignment and assumption of lease (the "Assignment") substantially in the form attached hereto as Exhibit "H";

(iii) Original counterparts or, if original counterparts are unavailable, copies (certified by Seller to be true and correct copies of the originals thereof) of any Due Diligence Documents (defined below) which are in Seller's possession or control that have not theretofore been delivered to Buyer or Buyer's agents;

(iv)     Certification that Seller's representations and warranties pursuant to
         Section 12 hereof remain true and correct and are reaffirmed as of the Closing Date;

(v) An original executed Amendment (see Section 20 thereof) to that certain Escrow Account Agreement dated June 29, 2006, by and among FR Hollins Ferry, LLC, as Landlord, Ferguson Enterprises, Inc., as Ferguson, and SunTrust Bank, as Bank acting as escrow agent, into which the sum of up to $8,500,000 is to be deposited as of October 31, 2006, to be executed by the foregoing and Buyer, and in a form reasonably acceptable to the foregoing and Buyer;

(vi) Such other affidavits, documents and certificates as may be customarily and reasonably required by Buyer's counsel in order to effectuate the transaction contemplated hereby, including, but not limited to, appropriate evidence of the authority of Seller to execute and deliver this Agreement and all documents required hereunder to consummate the transaction contemplated by this Agreement and said documents, affidavits and certificates including, if necessary, an indemnification of Buyer's title insurer to cause the title insurer to insure Buyer during the "gap" (term of art used by real estate lawyers and title insurance companies associated with real estate closings) period prior to the Deed recordation among the Land Records, and

(vii) An original executed Tenant Estoppel Certificate in the form attached as Exhibit G to this Agreement, which is in a form required under the Lease.

(b) At the Closing, Buyer shall deliver to Seller the following (collectively, the "Buyer Closing Documents"):

(i)      An original executed counterpart of the Assignment, executed by Buyer;

(ii)     Certification that Buyer's representations and warranties pursuant to
         Section 13 hereof remain true and correct and are reaffirmed as of the Closing Date;

(iii) Appropriate evidence of the authority of Buyer to execute and deliver this Agreement and all documents required hereunder and to consummate the transactions contemplated by this Agreement and said documents; and

(iv) Such other affidavits, documents and certificates as may be customarily and reasonably required by Seller's counsel in order to effectuate the transaction contemplated hereby.

5. Payment of Purchase Price. At the Closing, Buyer shall pay, or cause to be paid, the Purchase Price as follows:

a.       The Deposit shall be credited against the Purchase Price; and

b. The cash balance of the Purchase Price shall be paid at the Closing by federal wire transfer of immediately available funds pursuant to a Funding and Escrow Agreement, in the form substantially as set forth on Exhibit "F", or such other form required by the Escrow Agent that is substantially similar to such form.

c. Buyer hereby approves the loan from the Lender (the "Loan") on the business terms set forth on Exhibit "I". Buyer agrees to close the Loan simultaneously with the closing of the purchase and sale contemplated hereby subject to the all other provisions of the loan documents being acceptable to Buyer. Buyer shall send to Seller copies of all items sent or delivered to the Lender. Buyer agrees to take all actions necessary to close the Loan simultaneously with the purchase and sale contemplated hereby. Buyer acknowledges that the Seller made a rate lock deposit with the Lender. At Closing, the Seller shall receive a credit for the amount of the rate lock deposit paid to the Lender and the Buyer shall likewise receive a credit to the Loan for such amount upon the closing of the Loan. Buyer acknowledges that if the Buyer does not close the transaction contemplated hereby on or before November 30, 2006, then the Seller will close the Loan in the name of the Seller on or before December 14, 2006. Nothing in this Section 5 (c ) is intended or to be construed as limiting any rights or remedies of Buyer set forth in this Agreement.

6. Duties of Escrow Agent. The Deposit shall be held by Escrow Agent, and shall be duly accounted for at the Closing. Escrow Agent shall place the Deposit in an interest-bearing escrow account at a commercial bank selected by Escrow Agent whose deposits are insured by the Federal Deposit Insurance Corporation. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Seller hereunder upon Buyer's default. In such event the interest earned on the Deposit shall accrue to the benefit of Seller. The Deposit shall be held pursuant to the agreement among Escrow Agent, Buyer and Seller referred to in the definition of Deposit set forth above and in the form of Exhibit "J".

7. Remedies for Seller's Breach. If for any reason Seller shall be unabl to assign, transfer and convey the Premises to Buyer as herein stipulated on the Closing Date, or to deliver the other Seller Closing Documents to Buyer on the Closing Date, or to perform other obligation of Seller hereunder, Seller shall give written notice thereof to Buyer at or before the Closing Date, and Buyer may, at Buyer's sole option, either (a) terminate Buyer's obligations hereunder to purchase the Premises, and the Escrow Agent shall promptly refund the Deposit to Buyer, or (b) accept such title as Seller can deliver to the Premises or such other performance as Seller can deliver pursuant hereto and to pay therefor the Purchase Price without deduction or credit, in which case Seller shall assign, transfer and convey the Premises to Buyer and perform all other obligations of Seller hereunder to the fullest extent Seller is able. Buyer acknowledges that, in the event of Seller's inability to perform for any reason, Seller shall have no liability to Buyer therefor and Buyer's sole remedy shall be to obtain the refund of the Deposit as aforesaid.

8. Condition of Premises, Casualty, and Condemnation. Buyer acknowledges that the acquisition of the Premises by Buyer is on a strictly "as is" basis, without representation, warranty or covenant, express or implied, of any kind whatsoever, and without recourse to Seller. Buyer acknowledges that the Premises is the subject of the Lease and that the terms of the Lease govern casualty and condemnation. Further, all insurance proceeds with respect to casualties are governed by the terms of the Lease. Accordingly, upon the occurrence of a casualty involving more than $500,000 of value or a casualty that cannot be restored within sixty days of the occurrence, or upon the occurrence of a condemnation that affects any of the parking lots, means of ingress and egress, or any improvements located on the Premises, then the Buyer shall have the right to terminate this Agreement and receive a refund of the Deposit. The Buyer shall have the right to exercise this right within the sooner to occur of: (i) five Business Days from the notice to the Buyer of such occurrence, or
         (ii) November 30, 2006 whichever first occurs.

9. Liquidated Damages. If Buyer fails to fulfill Buyer's obligation to acquire the Premises, to deliver the Buyer Closing Documents at the time of the Closing and to pay the Purchase Price at the Closing, Escrow Agent shall pay the Deposit to Seller, and the Deposit shall be retained by Seller as full liquidated damages, and as full compensation for its injuries and not as a penalty, and that shall be Seller's sole and exclusive remedy at law or equity. In no event shall Seller be entitled to specific performance of this Agreement. The parties acknowledge that, if Buyer fails to fulfill Buyer's agreements hereunder, it would be impossible to compute exactly Seller's damages. Buyer and Seller have taken these facts into account in setting the amount of the Deposit and agree that the Deposit is the best estimate of such damages and such sum represents damages and not any penalty against Buyer. Seller hereby waives any entitlement which Seller may have, at law or equity or hereunder, for any failure of Buyer to perform its obligations hereunder which results in a termination of this Agreement, other than the payment to Seller of the Deposit by the Escrow Agent as liquidated damages.

Buyer's Initials:  _____
Seller's Initials:  _____

10. Brokerage. Seller and Buyer each represent that they have dealt with no broker or any other person or entity that may be due a fee or commission in connection with this Agreement (the "Broker"). Seller and Buyer each agree to indemnify and hold the other person harmless from and against any liability, loss, cost, damage or expense, including court costs and attorneys' fees, resulting from a breach of the above representations. The provisions of this Section shall survive the Closing.

11. Representations and Warranties of Seller. Subject to all matters disclosed in any written document delivered to Buyer by Seller or Seller's counsel on or prior to the Due Diligence Date, or any written reports or studies prepared at the request of Buyer or referenced on an exhibit hereto, if such item is delivered to Buyer on or prior to the Due Diligence Date (all such matters being referred to herein as "Exception Matters"), Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

a. Seller has provided to Buyer complete true and accurate copies of all of (i) the Lease Documents, (ii) the Environmental Reports (defined in
         Section 14 below) and (iii) the Title Documentation (defined in Section 14 below) (collectively, the "Due Diligence Documents"). The Lease Documents constitute all of the material contracts relating to the Lease.

b. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and, to the extent required to conduct business in the State of Maryland, registered with the Maryland State Department of Assessments and Taxation and has all requisite power and authority to enter into, and perform its obligations under, this Agreement and any other documents contemplated by this Agreement, including, without limitation, conveying the Premises. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby
         (i) have been or, prior to the Due Diligence Date, will be duly authorized by all necessary limited liability company action on the part of Seller, (ii) do not require any governmental or other consent, and (iii) will not result in the breach of any material agreement, indenture or other instrument to which Seller is a party or is otherwise bound. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

c. Except as set forth in the Lease, Seller has not assigned, pledged or transferred the Premises, has no obligation to do so, and no other person or other entity has any right or option to acquire the Premises. No Person has any right or option to acquire or, subject to Tenant's rights under the Lease, including but not limited to its rights to sublease the Premises under the Lease and the existing sublease that affects the Premises, lease any or all of the Premises or any right of first refusal with regard to purchase of the Premises.

d. Seller has received no written notice of any suits, actions, arbitrations, claims or proceedings, at law or in equity, affecting the Premises; and, to Seller's actual knowledge, no such suits, actions, arbitrations, claims or proceedings against the Premises are threatened or contemplated.

e. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller, nor are any of such proceedings contemplated by Seller.

f. Seller has received no written notice and has no actual knowledge that there is any plan, study or effort of any governmental authority that would materially affect the current use of the Premises, including, without limitation, any threatened condemnation or taking, or any intended public improvements that would result in any charge being levied against, or any lien assessed upon, the Premises, including, without limitation, any resolution or ordinance intending to condemn any portion of the Premises.

g. The Lease is in full force and effect, and the Lease has not been modified, amended or altered in writing or otherwise, and no concessions, abatements or adjustments have been granted to the Tenant by Seller except as specified in the Lease, Landlord is not in default under the Lease and Tenant has not notified Seller that it is in default under the Lease and to Seller's actual knowledge, there exists no default under the Lease by Tenant.

h. Seller's interest in the Lease has not been assigned, encumbered or subjected to any liens, leasehold mortgages or deeds of trust and on the Closing Date, there will be outstanding no such assignment or encumbrance of Seller's interest in the Lease.

i. Except as set forth in the Due Diligence Documents, Seller has not received written notice that, or has actual knowledge that, the present use and operation of the Premises is, in any material way, in violation of any applicable law. j. As of the Closing Date, no commissions, brokerage fees or similar payments with respect to the Lease or this Agreement shall be due and owing for which Seller is bound and liable and there are no existing brokerage commission or similar agreements entered into by Seller to which Seller is bound or liable relating to the leasing of all or any portion of the Premises.

k. This Agreement is now and at the time of Closing will be (i) duly authorized, executed and delivered by Seller, and (ii) a legal, valid and binding obligation of Seller.

l. On the Closing Date, Seller shall be a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

m. Seller is not a party to any pending action or proceeding by any federal, state or local governmental authority for the assessment and collection of any additional tax, and no assessment for collection of any tax has been received by Seller since June 29, 2006 that has not been paid or contested and previously disclosed in writing to Buyer.

n. No later than October 31, 2006, Seller and Tenant deposited the sum of $8,500,000 into, and in a manner consistent with the provisions of, that certain Escrow Account Agreement, referred to in Section 4(a)(iv) as one of Seller's Closing Documents.

         As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase "to the best of Seller's actual knowledge", "to the best of Seller's knowledge" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of the Seller.

         Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. If Seller obtains any actual knowledge of any matter during the term of this Agreement that would make any representation or warranty of Seller untrue or misleading in any material respect, Seller shall notify Buyer of such matter in writing and Buyer may, at its option, (i) terminate Buyer's obligation hereunder to purchase the Premises, and the Escrow Agent shall promptly refund the Deposit to Buyer in accordance with Section 7 of this Agreement or (ii) accept such matters, in which case such matters shall be deemed to be Exception Matters, and Seller shall have no liability whatsoever to Buyer with respect thereto. If Buyer obtains actual knowledge of any matters after the date of this Agreement and prior to the Closing Date, which would make any representation and warranty of Seller untrue or misleading in any material respect, Buyer shall promptly notify Seller thereof in writing and if Seller has not cured such circumstance on or before the Closing Date in a manner reasonably acceptable to Buyer, Buyer may as its exclusive remedy terminate this Agreement and receive a refund of the Deposit in accordance with the provisions of Section 7 of this Agreement. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein.

         The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing for a period of one (1) year (the "Survival Period"). No claim for a breach of any representation or warranty of Seller or Buyer shall be actionable or payable if the breach in question results from or is based on a condition, fact or other matter which was actually known to Buyer or Seller prior to Closing. Neither Seller nor Buyer shall have liability to the other, respectively, for a breach of any representation or warranty unless: (i) written notice containing a description of the specific nature of such breach shall have been delivered to Seller by Buyer or, if applicable, Seller to Buyer, and an action commenced with respect thereto sixty days after the expiration of the Survival Period, and (ii) the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such claims shall be actionable. Notwithstanding anything to the contrary contained herein, the liability of Seller for a breach of representations and warranties shall not exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate. Notwithstanding anything to the contrary contained herein, the liability of Buyer for a breach of representations and warranties shall not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate. The provisions of this Section 12 shall survive Closing up to sixty days (for legal action) after the Survival Period.

12. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

Buyer is limited liability company organized under the laws of the State of Maryland and has the legal capacity to enter into, and perform its obligations under, this Agreement and any other documents contemplated by this Agreement, including, without limitation, acquiring the Premises. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by it (i) have been or, prior to the Due Diligence Date, will be duly authorized by all necessary action on the part of Buyer, (ii) do not require any governmental or other consent and (iii) will not result in the breach of any agreement, indenture or other instrument to which Buyer is a party or is otherwise bound. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. In the event Buyer has elected to exercise its right to assign this Agreement pursuant to Section 25, Buyer represents and warrants that such entity will be at the time of such assignment duly organized, validly existing and in good standing under the laws of the state of its formation and will have at the time of such assignment all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by any assignee will be duly authorized by the assignee and assignor. The provisions of this Section 12 shall survive Closing up to sixty days (for legal action) after the Survival Period.

13. Buyer's Due Diligence. Buyer's obligations hereunder including its obligation to acquire the Premises are contingent upon the following conditions having been satisfied, or waived by Buyer, on or before November 24, 2006 (the "Due Diligence Date"). If Buyer notifies Seller on or before the Due Diligence Date that any one or more of the following conditions has not been satisfied or it desires to terminate this Agreement in its sole discretion for any reason or for no reason, the Deposit shall be immediately refunded to Buyer, and this Agreement shall terminate without recourse to, or any further obligation of, the parties hereto. If Buyer fails to so notify Seller on or before such date, the conditions and Buyer's right to terminate this Agreement in its sole discretion pursuant to the above shall be deemed waived. The parties agree that no notice, or failure to notify, by Buyer under this Section shall operate as a waiver by Buyer of any claims arising from a breach by Seller hereunder. In consideration of such condition, Buyer acknowledges and agrees that it has been afforded an adequate opportunity to make its own investigation of the condition of the Premises and any such matters as it deems relevant with respect to the Premises, Seller, the Lease, the Due Diligence Documents and any other matter relating to the transaction contemplated hereby. The conditions to be satisfied or waived by Buyer as aforesaid are as follows:

a. Buyer's review and approval, in Buyer's sole judgment, of all of the Lease Documents.

b. Buyer's review and approval, in Buyer's sole judgment, of all existing environmental site investigation, assessment or remediation reports in Seller's possession and control in respect of the Premises (the "Environmental Reports"), as listed on Exhibit "D" attached hereto, and the valid, enforceable assignment thereof to Buyer.

c. Buyer's review and approval, in Buyer's sole judgment, of the state of title to the Premises and the existing title insurance policies covering the Premises and of all related title and survey documentation in Seller's possession and control (the "Title Documentation"), as listed on Exhibit "E" attached hereto.

d. Buyer's review and approval, in Buyer's sole judgment, of such other due diligence as Buyer elects to perform.

         For the period beginning on the date hereof and at all times during the term of this Agreement, Buyer shall have the right to enter upon the Premises, at reasonable times and with reasonable notice (which shall not be less than two (2) Business Days' prior notice) to Seller and subject to the rights of Tenant, to investigate the Premises; provided, however, neither Buyer nor its agents shall undertake any invasive testing of the Premises without the prior written consent of Seller.

14A. Form of Tenant Estoppel Certificate. Each of the parties agrees to the form of the Tenant Estoppel Certificate to be used for this transaction attached to this Agreement as Exhibit "G", which is the form required under Tenant's Lease.

14. No Survival. The delivery by Seller and the acceptance by Buyer of Seller's Closing Documents shall be deemed to be a full performance and discharge of every agreement and obligation of Seller and Buyer herein contained or expressed, except such as are, by the express terms hereof, to be performed after the delivery of the Seller's Closing Documents or are stated herein to survive the Closing.

15.      Time of Essence. Time is of the essence of this Agreement.

16. Limitation on Liability. Buyer agrees that Buyer's recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer (including, without limitation, any agreement, document, certificate or instrument delivered by Seller to Buyer on the Closing Date), or under any law applicable to the Premises or this transaction, shall be strictly limited to Seller's interest in the Premises (or upon consummation of the transaction contemplated hereunder, an amount equal to the Purchase Price), and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller's other assets (if any) or against any of Seller's members (or its constituent members, shareholders, managers or partners) or against any entity affiliated with or controlled by, controlling or under common control with Seller or its assets or any director, officer, employee, or shareholder of any of the foregoing.

17. Notices. All notices required or permitted hereunder shall be in writing and shall be given (a) by registered or certified mail, postage prepaid, (b) by a nationally recognized overnight delivery service which provides receipted delivery, or (c) by facsimile transmission with confirmation of receipt, addressed, (i) if to Seller, to Paul Severn, at Seller's address stated on the first page hereof or such other address as Seller shall have last designated by written notice given as aforesaid to Buyer, with a copy to Charlie Sharbaugh, Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, NE, Suite
         2400,  Atlanta,  Georgia 30308 (fax:  404-815-2424),  (ii) if to Buyer
         to Buyer's address stated on the first page hereof or such other address as Buyer shall have last designated by written notice given as aforesaid to Seller, with a copy to Jane E. Sheehan, Ballard Spahr Andrews & Ingersoll, LLP18th Floor, 300 East Lombard Street, Baltimore, MD 21202-3268 (fax: 410-361-8945). Notices shall be deemed given on the date when deposited in the United States mail or with such overnight delivery service or when sent by facsimile transmission upon receipt of confirmation, as aforesaid.

18. Exhibits. The Exhibits attached to or referred to herein are incorporated by reference as if set forth in full herein.

19. Payment of Fees, Costs and Expenses. Buyer and Seller shall each pay the fees of its counsel retained in connection with this Agreement and the purchase and sale of the Premises. Buyer and Seller shall each pay fifty percent (50%) of all state or county recordation tax, documentary stamp tax or other transfer tax incurred in recording the deed in the Land Records of Baltimore County, Maryland. Subject to
         Section 8 and the next two sentences, if Closing occurs, Buyer shall be solely responsible for payment of all other costs and expenses related to the transactions contemplated hereby, including, without limitation, all costs related to its due diligence, Lender fees and all fees of the Escrow Agent. If the transaction contemplated hereby does not close for reasons other than the Buyer's default (i.e., Buyer has forfeited the Deposit to Seller as liquidated damages), the Seller shall be responsible for the Escrow Agent's fees. If the transaction contemplated hereby does not close for any reason other than the default of the Buyer (i.e., Buyer has forfeited the Deposit to Seller as liquidated damages), Seller shall pay the Lender's fees. If the transaction doesn't close because Buyer defaults and forfeits its Deposit to Seller as liquidated damages, Buyer shall only be liable for Lender's actual out-of-pocket costs and expenses; provided Seller does not close the loan with Lender itself.

         Without limiting the foregoing, Buyer hereby acknowledges the following, as between Buyer and Seller, there shall be no adjustments at the Closing with respect to Premises operating, maintenance, real property taxes or other expenses related to the Premises since such expenses are the responsibility of the Tenant under the Lease.

20. No Offer. The submission of a draft of this Agreement or a summary of some or all of its provisions does not constitute an offer to buy or to sell the Premises, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to the obligations hereunder unless and until this Agreement has been executed by both Buyer and Seller.

21. Applicable Law; Modifications; Joint and Several Liability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland. This Agreement is not subject to any oral understandings, or written understandings not set forth herein, is binding upon and inures to the benefit of Seller and Buyer and their respective personal representatives, successors and permitted assigns, and may be amended only by a written instrument executed by both Seller and Buyer. If two or more persons are named herein as Seller or Buyer, their obligations hereunder shall be joint and several.

22. Counterparts. This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as an original document.

23. Assignment. Seller shall not assign this Agreement. Except as set forth in this Section, Buyer may not assign this Agreement without Seller's prior written consent; provided, however, that Buyer may, without Seller's prior approval: (a) assign this Agreement to a limited liability company or limited partnership or other single purpose entity to be hereinafter formed by Buyer, and (b) assign its rights, but not obligations, in this Agreement to a qualified intermediary, in order that the transaction contemplated by this Agreement be part of a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

24. Confidential Information. Buyer and Seller agree to treat as confidential the existence of a possible transaction with each other Seller and all material information, whether written or oral, that has been, is, or may be furnished in connection with the transaction (the "Confidential Information"), since any unauthorized disclosure of Confidential Information could have a material adverse impact on such party's business. Notwithstanding the foregoing, such parties may disclose such Confidential Information to its legal, tax, and accounting firms and such other representatives who need to know such information for the purpose of evaluating the purchase of the Premises by Buyer (collectively, the "Permitted Parties"). The provisions of this Section 24 shall not, however, limit the Buyer from filing its "8-K" or other required filings with the federal, state, or local government or any agency thereof. If, for any reason, the transaction is not consummated, Buyer and Seller respectively agree to destroy or return all Confidential Information furnished to it by the other party, its agents, employees and/or representatives and any copies thereof, including those provided to the Permitted Parties. The parties agree to use the Confidential Information solely for purposes of evaluating and consummating the transaction contemplated by this Agreement, and to the extent necessary to enforce its rights and remedies hereunder and for no other purpose whatsoever.

         Subject to the foregoing, but notwithstanding anything else herein to the contrary, each party to the transaction contemplated hereby (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent that such disclosure would violate any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

25. Captions. The section headings appearing in this Agreement are for convenience and reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

26. Legal, Accounting and Tax Advice. Without limiting the effect of the representations and warranties of either party, each party to this Agreement has obtained its own legal, accounting and tax advice, and has not relied upon the other party or other party's advisors with respect to legal, accounting and/or tax matters related to the transaction evidenced by this Agreement.

27. Completion of Forms. Whenever in this Agreement a document to be delivered at the Closing is described by reference to a form attached as an exhibit hereto, such documents shall be completed substantially in conformance with the referenced form attached as the Exhibit and completed in accordance with the terms of this Agreement.

28. Covenants of Seller. From the date hereof up to and including the Closing Date, Seller covenants (i) to maintain the existence, qualification and good standing of Seller, (ii) not to (and not to cause or permit its affiliates to) encumber title to the Premises, except with the prior written consent of Buyer or as otherwise required under the Lease, (iii) not to (and not to cause or permit its affiliates to) modify, amend or alter, in writing or otherwise, any of the Lease Documents, except with the prior written consent of Buyer, and (iv) not to (and not to cause or permit any of its affiliates) offer for sale or solicit offers to purchase the Premises. Seller shall also deliver a "gap indemnity" to the Escrow Agent in order to permit it to provide insurance to the Buyer over any gap period in the applicable records.

29. Indemnification by Seller. From and after Closing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Buyer as a result of, subject to the limitations set forth in Section 11 or arising out of the breach or inaccuracy of Seller's representations and warranties set forth in this Agreement, in each case, arising prior to the time at which the transactions contemplated hereby are consummated, regardless of when asserted.

30. Business Day. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of Maryland are authorized or required by law to be closed.

31. Non-Business Days. If the Closing Date or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in; the State of Maryland, then the Closing Date or such notice or performance shall be postponed until the next Business Day.

32.      Waiver of July Trial. The parties hereto agree to waive trial by jury.

33. Escrow During Tenant Allowance Period. At Closing, Seller shall fund a rent reserve account in the amount of $238,000 for the benefit of Buyer and Lender to assure Buyer and Lender that an amount equal to the Tenant's monthly rent (i.e., $195,077 per month) will be received by Buyer and Lender to cover the monthly rent which would have accrued during the Tenant Allowance Period under the Lease. Buyer or Lender will draw down funds from the rent reserve account for the foregoing purpose. Any balance of funds remaining in the rent reserve account upon the expiration of the Tenant Allowance Period, after Buyer and Lender receive all funds due them therefrom, shall be refunded to Seller. The rent reserve account shall be pursuant to document(s) reasonably satisfactory to Buyer, Lender and the Escrow Agent. The rent reserve account shall be maintained at a financial institution and arranged in the manner reasonably acceptable to the Seller, Buyer and Lender.

34. Compliance with Section 1445 of the Internal Revenue Code. All instruments necessary to effectuate compliance with Section 1445 of the Internal Revenue Code and a Closing Statement shall be executed by Seller and, if appropriate, any other party associated with the transactions contemplated by this Agreement.

35. Proration of Rent. All rentals generated by the Premises shall be prorated between Seller and Buyer as of the Closing Date. For purposes of the prorations and adjustments, Buyer shall be entitled to any revenues for the entire day upon which the Closing occurs.

36. Risk of Loss. Seller assumes the risk of loss or damage to the Premises by fire or other casualty until the Assignment is delivered to Buyer.


         Executed as an instrument under seal as of the date first set forth above.

            SELLER: FR HOLLINS FERRY, LLC, a Delaware limited liability company

                                   By:  MRLL, LLC, a Delaware limited
                                   liability company, its Sole Member

                                   By: SunTrust Equity Funding, LLC, a Delaware limited liability company, its Sole Member

                                   By:
                                     ----------------------------
                                   Name:  Paul Severn
                                   Title:  Manager



                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

              BUYER      OLP BALTIMORE LLC, a Maryland limited liability company


                         By:
                            -------------------------------, Manager

         IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned SUNTRUST EQUITY FUNDING, LLC., a Delaware limited liability company ("STEF") hereby reaffirms the representations and warranties of the Seller set forth in Section 11 hereof and agrees to be responsible for any damages permitted against the Seller in favor of the Buyer under the indemnity contained in Section 29 hereof. The provisions of this agreement by STEF shall be personal to the Buyer and shall not extend to any third party whatsoever and is not assignable. The provisions hereof are subject to the limitations contained in the Agreement including those governing the liabilities of the Seller to the Buyer. Furthermore, as to the representations and warranties set forth at Section 8 (b), (d) and (f) ("Restricted Subsections") for matters arising on or prior to June 29, 2006, ("Restricted Period") the survival period for these matters and the obligations of STEF with respect thereto shall be limited to the date of Closing to June 29, 2007. Accordingly, the Buyer shall not be permitted to make any claims with respect to matters arising under the Restricted Sections during the Restricted Period unless it notifies STEF and the Buyer and makes a claim with respect thereto prior to June 25, 2007. Furthermore, in order to pursue such claim, the Buyer shall file an action with respect thereto on or before December 10, 2007. The provisions of this paragraph shall survive Closing and are part of this Agreement.

         IN WITNESS WHEREOF, the undersigned STEF has hereunto caused this instrument to be executed and sealed by its Manager as of the day and year first above written.



                            SUNTRUST EQUITY FUNDING, LLC,
                            a Delaware limited liability company

                            By:
                               -----------------------------------

                            Title: Manager








                               [END OF SIGNATURES]

                                  EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

BEGINNING for the first, at a point at the intersection of the northerly right of way line of Maryland State Route I-895 or The Harbor Tunnel Thruway, variable width, and the easterly right of way line of Transway Road, variable width, said point being opposite base line right of way station 181+53.15, 150.00 feet to the left of said base line, measured radially as shown on Maryland State Highway Administration Plat number 13499; thence binding on said right of way line Transway Road as shown on said Plat and also on Maryland State Highway Administration Plat number 14571, with meridian reference to the Baltimore County Grid Meridian

         1) North 38 degrees 28 minutes 53 seconds West 150.34 feet; thence

         2) South 51 degrees 31 minutes 13 seconds West 20.00 feet; thence

         3) North 38 degrees 28 minutes 47 seconds West 227.48 feet; thence

         4) By a curve, to the right with a radius of 783.51 feet and an arc length of 491.66 feet, said curve having a chord bearing North 20 degrees 30 minutes 10 seconds West 483.64 feet; thence

         5) North 02 degrees 31 minutes 33 seconds West 336.02 feet to intersect the southerly right of way line of Hollins Ferry Road, 50 feet wide; thence binding on said right of way line as shown on Maryland State Highway Administration Plat number 10723

         6) North 68 degrees 51 minutes 11 seconds East 637.38 feet to a pipe found; thence

         7) North 74 degrees 32 minutes 44 seconds East 100.52 feet to a pipe found; thence

         8) ) North 68 degrees 51 minutes 11 seconds East 150.00 feet; thence leaving said right of way line of Hollins Ferry Road and binding on the westerly right of way line of Maryland State Route I-695, The Baltimore Beltway, variable width

         9) South 76 degrees 19 minutes 14 seconds East 79.58 feet to a pipe found, said pipe being opposite base line right of way Ramp "H" Station 4+50.00,
80.00 feet to the right, as measured at right angles; thence

         10) South 21 degrees 08 minutes 49 seconds East 112.17 feet to a pipe found; thence

         11) By a curve, to the left with a radius of 279.00 feet and an arc length of 250.68 feet, said curve having a chord bearing South 46 degrees 53 minutes 12 seconds East 242.33 feet; thence

         12) By a cure, to the right with a radius of 425.84 feet and an arc length of 133.88 feet, said curve having a chord bearing South 63 degrees 37 minutes 12 seconds East 133.33 feet to a point opposite base line right of way ramp "H" station 9+00, 80.00 feet to the right, as measured at right angles, thence

         13) South 22 degrees 48 minutes 03 seconds East 203.11 feet to a pipe found opposite base line right of way I-695 station 69+03.37, 200.00 feet to right, as measured at right angles and shown on State Highway Administration Plat number 10721; thence

         14) South 19 degrees 06 minutes 20 seconds East 18.48 feet to a pipe found; thence leaving said I-695 right of way line and binding on the division line between Lots 12 and 13 as shown on a Plat entitled, "Plat of Grosedale" and recorded among the Plat records of Baltimore County, Maryland in Plat Book WPC 3 at folio 124

         15) South 08 degrees 20 minutes 15 seconds East 52.19 feet to the southwesterly corner of said Lot 13; thence binding on the southerly line of Lot 13

         16) North 87 degrees 56 minutes 46 seconds East 8.83 feet to a point opposite base line right of way I-895 station 192+70.01, 363.47 feet to the left, as measured radially and shown on Maryland State Highway Administration Plat number 12767; thence binding on said westerly right of way line of I-695 as shown on said Plat number 12767 and also Maryland State Highway Administration Plat number 13497

         17) South 17 degrees 20 minutes 39 seconds East 214.52 feet to a concrete monument found at the intersection point of said right of way line I-695, The Baltimore Beltway, and aforementioned northerly right of way line of I-895, The Harbor Tunnel Thruway thence leaving said right of way line of I-695 and binding on said right of way line I-895

         18) By a curve, to the left with a radius of 4447.18 feet and an arc length of 1134.81 feet, said curve having a chord bearing South 59 degrees 32 minutes 21 seconds West 1131.73 feet to the point of beginning.

         CONTAINING 27.99 acres of land, more or less.

                                  EXHIBIT "B"

                             LIST OF LEASE DOCUMENTS

1. Lease Agreement, dated as of June 29, 2006, between FR Hollins Ferry, LLC, as landlord, and Ferguson Enterprises, Inc., as tenant.

2. Commercial Real Estate Lease, dated as of June 21, 1999, between Wilkins-Rogers, Incorporated, as landlord, and Computer Distribution Services, Inc., as tenant.

3. First Amendment to Commercial Real Estate Lease, dated as of June 29, 2006, among FR Hollins Ferry, LLC; Computer Distribution Services, Inc. and Ferguson Enterprises, Inc.

4. Non-Disturbance and Estoppel Agreement, dated as of June 29, 2006, between FR Hollins Ferry, LLC and Computer Distribution Services, Inc.

5. Escrow Account Agreement, dated as of June 29, 2006, among FR Hollins Ferry, LLC, Ferguson Enterprises, Inc., and SunTrust Bank.

                                  EXHIBIT "C"


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                   EXHIBIT "D"

                          LIST OF ENVIRONMENTAL REPORTS

1. Report of Phase I Environmental Site Assessment prepared by Professional Environmental Consulting, Inc. (April 12, 2006).

2. Report of Phase I Environmental Site Assessment prepared by Professional BB&J, LLC (November 22, 2004).

3.       Asbestos Abatement Project, work performed by A&I Inc. (July 15, 2005).

4. Asbestos - Limited Asbestos Site Verification Survey at 4501 Hollins Ferry Road, Baltimore, MD, prepared by ENSR (January 27, 1998).

                                   EXHIBIT "E"

                           LIST OF TITLE DOCUMENTATION


1. Owner's Policy of Title Insurance, issued by Lawyers Title Insurance Corporation, File No. 22955-606.

2. ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road, prepared by KCI Technologies, Inc., dated November 28, 2004, last revised June 28, 2006.

                                   EXHIBIT "F"

                      FORM OF FUNDING AND ESCROW AGREEMENT

This Funding and Escrow Agreement (this "Agreement") is made as of this ___ day of ____________, 2006, by and among FR HOLLINS FERRY, LLC, having an address of c/o SunTrust Equity Funding, LLC, 303 Peachtree Street, 24th Floor, MC 3951, Atlanta, Georgia 30303 ("Seller"), OLP BALTIMORE LLC having an address of Sixty Cutter Mill Road, Suite 303, Great Neck, New York 11201 ("Buyer"), and LANDAMERICA COMMERCIAL SERVICES, having an address of 600 East Main Street, Suite 1400, Richmond, Virginia 23219 ("Escrow Agent").

         This Agreement is made in connection with the purchase and sale of property located in Baltimore County, Maryland, (the "Premises"), pursuant to that certain Purchase and Sale Agreement dated ________________________, 2006 between Seller and Buyer. The parties hereto have entered into this Funding and Escrow Agreement in order to facilitate the purchase and sale of the Premises and the payment of the purchase price in connection therewith. Terms which are not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

         Annexed hereto are copies of the following documents as schedules:

         A. Schedule I, consisting of an invoice of Escrow Agent to Buyer and Seller listing Escrow Agent's charges and wiring instructions of Escrow Agent ("Escrow Agent's Wiring Instructions").

         B. Schedule II, consisting of a list of the documents and instruments to be executed by Seller and delivered into escrow with Escrow Agent (the "Seller Documents").

         C. Schedule III, consisting of a list of the documents and instruments to be executed by Buyer and delivered into escrow with Escrow Agent (the "Buyer Documents").

         D. Schedule IV, consisting of a Disbursement Schedule (the "Disbursement Schedule") for the Closing Funds (as hereinafter defined).

         E. Schedule V, consisting of wiring instructions of Seller ("Seller's Wiring Instructions").

         Upon Escrow Agent's receipt of (i) written notice from Seller's counsel to proceed (a copy of which notice shall also be sent to Buyer) and (ii) written notice from Buyer's counsel to proceed (a copy of which notice shall also be sent to Seller), Buyer shall (a) wire to Escrow Agent, in accordance with Escrow Agent's Wiring Instructions, to be held in escrow in accordance with the provisions of this Agreement, $_______________ ("Closing Funds"), which amount represents the sum of the purchase price for the Premises of $_______________________(the "Purchase Price"), less the deposit of $______________________ (the "Deposit") previously delivered by Buyer to Escrow Agent, plus the charges of Escrow Agent set forth on Exhibit "B" (the "Buyer's Charges"), plus the amount of other closing costs which are Buyer's responsibility as set forth on the Disbursement Schedule (the "Buyer's Closing Costs"), and (b) deliver to Escrow Agent to be held in escrow in accordance with the terms of this Agreement, original, executed counterpart copies of the Buyer Documents. Simultaneously therewith, Seller shall deliver to Escrow Agent, to be held in escrow in accordance with the provisions of this Agreement, original counterpart copies of the Seller Documents fully executed by all parties thereto except Buyer. Once Escrow Agent has received the Closing Funds, the Buyer Documents and the Seller Documents, Escrow Agent shall simultaneously (a) apply the Closing Funds and the Deposit in accordance with the Disbursement Schedule, and (b) transmit the Buyer Documents to Seller and the Seller Documents to Buyer. The application of the Closing Funds and the Deposit and transmission of the Buyer Documents and the Seller Documents as hereinabove provided shall be referred to herein as the "Closing Conditions."

         Upon satisfaction of the Closing Conditions, Escrow Agent shall be entitled to payment of the Escrow Charges from the amount held in escrow.

         If the Closing Conditions have not been satisfied by 5:00 p.m., EST, on __________, 2006, unless otherwise instructed jointly by both Buyer and Seller, Escrow Agent shall immediately (i) wire transfer the Closing Funds and the Deposit to Buyer, together with any interest earned thereon, in accordance with Buyer's wiring instructions, (ii) return the Seller Documents to Seller, and
(iii) return the Buyer Documents to Buyer.

         In connection with this Agreement, Escrow Agent may rely upon written instructions from (i) Seller's counsel, Charles T. Sharbaugh of Paul, Hastings, Janofsky & Walker LLP, and (ii) Buyer or Buyer's counsel, Jane E. Sheehan of Ballard, Spahn, Andrews & Ingersoll, L.L.P. All written notices and/or instructions from any party to another, including Escrow Agent shall be sent to all other parties of this Escrow Agreement.

         Executed as of the date first written above.

          SELLER:           FR HOLLINS FERRY, LLC, a Delaware
                            limited liability company

                            By: MRLL, LLC, a Delaware limited
                            liability company, its Sole Member

                                 By: SunTrust Equity Funding, LLC,
                                 a Delaware limited liability
                                 company, its Sole Member


                                     By:
                                     Name: Paul Severn
                                     Title: Manager












                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

         BUYER:                  OLP BALTIMORE LLC



                                 By:
                                 Name:
                                 Title:



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

         ESCROW AGENT:          LANDAMERICA COMMERCIAL SERVICES



                                By:
                                Name:
                                Title:









                               [END OF SIGNATURES]

                                   EXHIBIT "G"

                       FORM OF TENANT ESTOPPEL CERTIFICATE
                           (--------------, ---------)


         The undersigned, FERGUSON ENTERPRISES, INC., a Virginia Corporation ("Tenant"), hereby certifies to OLP BALTIMORE LLC "Proposed Landlord"), as follows:


         1. The undersigned is the tenant under that certain Lease Agreement dated as of June 29, 2006 (the "Lease") executed by FR HOLLINS FERRY, LLC, a Delaware limited liability corporation, as landlord (the "Landlord"), and the undersigned, as tenant, demising certain premises located in Baltimore, Maryland (the "Premises"). Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned thereto in the Lease.

         2.       Tenant has paid all Rent through ___________, 200     .  The
current Basic Rent for the Premises is $___________ per month. No Rent has been paid more than one (1) month in advance.

         3. The current term of the Lease will expire pursuant to its terms on ___________________________. Tenant has an option to renew the Term of the Lease for _________ (__) additional terms of _________ (__) years. The Rent increases referred to in Section 3.2 of the Lease continue to apply throughout all five year Extension Periods under the Lease.

         4. To the best knowledge of the undersigned, there are no offsets, deductions or credits against rentals payable under the Lease and no unexpired free rent periods or rental concessions or abatements have been granted to Tenant.

         5. To the best knowledge of the undersigned, neither the Landlord nor Tenant is in default in the payment or performance of their respective obligations under the Lease and there is no condition existing which with the passing of time or the giving of notice, or both, would constitute a default or event of default under the Lease.

         6. This Certificate may be relied upon and inure to the benefit of Landlord, Proposed Landlord and their affiliates, designees and agents and their successors and assigns.

         7. The Lease is in full force and effect, and the Lease has not been modified, amended or altered in writing or otherwise.

         8. To the knowledge of the undersigned, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant.

         As used in this Estoppel Certificate, "to the best of Tenant's knowledge" means to the best actual knowledge (without duty to investigate) of the person executing this Certificate, who in the normal course of business would be informed of material information regarding the Lease.

Nothing in this Estoppel Certificate modifies the Lease or any of its terms.

Dated:  ____________, 200





             TENANT:

             FERGUSON ENTERPRISES, INC., A Virginia Corporation


             By:
                 -------------------------------------------------
             Name:
                  ------------------------------------------------
             Title:
                   -----------------------------------------------

                                  EXHIBIT "H"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

KNOW ALL MEN BY THESE PRESENTS THAT, FR HOLLINS FERRY, LLC having an address at 303 Peachtree Street, 24th Floor, MC 3951, Atlanta, Georgia 30308 ("Assignor"), for the consideration of Ten Dollars ($10.00) and other valuable considerations, received to its full satisfaction from OLP BALTIMORE LLP, a Maryland limited liability company, having an address at Sixty Cutter Mill Road, Suite 303, Great Neck, New York 11201 ("Assignee"), has granted, bargained, sold, assigned, transferred and conveyed, and by these presents does grant, bargain, sell, assign, transfer and convey unto Assignee all of the right, title and interest in and to the lease and the non-disturbance and estoppel agreement, both as described on Exhibit A attached hereto and made a part hereof (collectively "Lease"), together with all rentals, security deposits, advance rentals, receivables, reimbursements and other monetary items, to the extent existing, payable by the tenant under the Lease ("Tenant").

TO HAVE AND TO HOLD the foregoing unto Assignee, its successors and assigns, forever.

And, Assignor does for itself and its successors and assigns, covenant and agree with Assignee, its successors and assigns, that this Assignment includes all of landlord's interest in and to such Lease, advance rentals, receivables, reimbursements and other monetary items payable by the Tenant thereunder, to the extent existing, and that Assignor is the true and lawful owner of the Lease and has good right and lawful authority to grant, bargain, sell, assign, transfer and convey the Lease unto Assignee in the manner and form as herein set forth subject to the matters on Exhibit B ("Permitted Exceptions").

And, without limiting the foregoing, Assignor will indemnify, defend and hold harmless Assignee and its members, officers, directors, shareholders, employees, attorneys and agents and all of its and their respective heirs, legal representatives, successors and assigns from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses, and fees (including reasonable attorneys' fees) arising from liabilities under the Lease accruing on and prior to the date hereof subject to the Permitted Exceptions.

In consideration of the foregoing and subject thereto, Assignee accepts the within Assignment and assumes all obligations under the Lease after the date hereof and will indemnify, defend and hold harmless Assignor and its members, and its officers, directors, shareholders, employees, attorneys and agents and their respective heirs, legal representatives, successors and assigns, subject to the Permitted Exceptions, from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses and fees (including reasonable attorneys' fees) arising from liabilities under the Lease first accruing after the date hereof.

The representations, warranties and indemnities contained herein shall survive the delivery hereof for the Survival Period as described in the Purchase and Sale Agreement dated October 30, 2006 between Assignor and Assignee ("Purchase and Sale Agreement"). The liabilities and indemnities for the representations and warranties and indemnities shall be subject to the limitations set forth in
Section 11 of the Purchase and Sale Agreement.

This Assignment may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as an original document.

IN WITNESS WHEREOF the parties have executed this instrument as of the 30th day of November, 2006.

                                 ASSIGNOR:

WITNESS OR ATTEST:               FR HOLLINS FERRY, LLC,
                                 a Delaware limited liability company

                                 By:  MRLL, LLC, a Delaware
-----------------------          limited liability company

                                 By:   SUNTRUST EQUITY FUNDING, LLC,
                                 a Delaware limited liability company,
                                 its Sole Member

                                 By:
                                 Name:    Paul Severn
                                Title:   Manager



                  [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                           ASSIGNEE:

WITNESS OR ATTEST:         OLP BALTIMORE LLP,
                           a Maryland limited liability company


                           By:
                           Name:
                           Title:

STATE OF GEORGIA:  CITY/COUNTY OF FULTON:   TO WIT:

I CERTIFY that on this ____ day of November, 2006, before me, a Notary Public for the state and county aforesaid, personally appeared , known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing document, who acknowledged that he/she is the Manager of SUNTRUST EQUITY FUNDING, LLC, the Sole Member of MRLL, LLC which is the Sole Member and Manager of FR HOLLINS FERRY, LLC, a Delaware limited liability company, that he/she has been duly authorized to sign, and has signed, such document on its behalf for the purposes therein set forth; and that the same is its act and deed. In witness whereof, I have set my hand and Notarial Seal, the date first above written.




                                                Notary Public

My commission expires on
                         ----------------------------





STATE OF __________:  CITY/COUNTY OF __________:   TO WIT:

I CERTIFY that on this ____ day of November, 2006, before me, a Notary Public for the state and county aforesaid, personally appeared ________________________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing document, who acknowledged that he/she is the of the OLP BALTIMORE LLP, that he/she has been duly authorized to sign, and has signed, such document on its behalf for the purposes therein set forth; and that the same is its act and deed. In witness whereof, I have set my hand and Notarial Seal, the date first above written.




                                              Notary Public

My commission expires on                             .
                         ----------------------------

                                    EXHIBIT A



1. Lease Agreement dated June 29, 2006 between Assignor and Ferguson Enterprises, Inc.

2. Non-Disturbance and Estoppel Agreement dated June 29, 2006 between Assignor and Computer Distribution Services, Inc.

                                  EXHIBIT B


1. Loan Documents between Assignee and CFW Capital LLC dated as of even date.

2. Title exceptions contained in the Owner's Title Insurance Policy dated as of even date insuring the Assignee as to its fee simple interest in the Property.

3. Non-Disturbance and Estoppel Agreement dated June 29, 2006 between Assignor and Computer Distribution Services, Inc.



                  [Remainder of page left intentionally blank.]

                                   EXHIBIT "I"

                     TERMS AND CONDITIONS OF CW CAPITAL LOAN


Principal                                   Not less than $23,000,000

Term                                        Not less than 10 years

Amortization                                Based on not less than 30 years

Interest Rate                               Not greater than 5.95% fixed

                                   EXHIBIT "J"


                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


         THIS AGREEMENT, dated the ______ day of November, 2006, by and among, OLP BALTIMORE LLP (the "Purchaser"); FR HOLLINS FERRY, LLC (the "Seller"); and Lawyers Title Insurance Corporation, a Virginia corporation (the "Escrow Agent"). Purchaser and Seller are parties to a contract for the purchase and sale of property dated November 2, 2006 (the "Contract").

         In consideration of the mutual promises herein set forth and other good valuable and sufficient consideration, the receipt of which is hereby acknowledge by each of the parties hereto, the parties agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. Purchaser and Seller do hereby appoint Lawyers Title Insurance Corporation to be and act as Escrow Agent, and Escrow Agent hereby accepts its appointment to hold in an escrow account (hereinafter referred to as "Escrow Account") the Escrow Funds and Escrow Documents, if any, upon the terms and conditions as set forth in this Agreement. As used herein, the terms "Escrow Funds" and "Escrow Documents" shall mean any funds or documents, respectively received by the Escrow Agent from Purchaser and/or Seller designated for deposit pursuant to this Agreement (and any income earned on the Escrow Funds).

         2. INVESTMENT VEHICLE. The Escrow Agent may from time to time invest the Escrow Funds in a Bank of America Business Investment Account for the benefit of the Purchaser or such other account as Purchaser may direct in writing. Purchaser's Federal Tax Identification Number is listed after its signature. The Escrow Agent shall not be responsible for any loss, diminution in value or failure to achieve a greater profit as a result of such investments. Also, the Escrow Agent assumes no responsibility for, nor shall said Agent be held liable for, any loss occurring which arises from (i) failure of the depository institution, (ii) the fact that some banking instruments, including without limitation repurchase agreements and letters of credit are not covered by the Federal Deposit Insurance Corporation, or (iii) the fact that the amount of the Escrow Deposit may cause the aggregate amount of any depositor's accounts to exceed $100,000 and that such excess amount is not insured by the Federal Deposit Insurance Corporation. The Escrow Agent shall not be responsible for any delay in the electronic wire transfer of funds.

         3. DISPUTES. In the event of any disagreement between Purchaser and Seller resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the Escrow Funds or the Escrow Documents, the Escrow Agent shall have the right to refuse to comply with such instruction, claim or demand so long as such disagreement shall continue, and in so refusing the Escrow Agent shall not release the Escrow Funds or Escrow Documents, or make any other disposition of the Escrow Account. The Escrow Agent shall not be nor become liable in any way to Purchaser or Seller for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue so to refrain from acting until such conflicting or adverse demands (a) shall have been adjusted by agreement and it shall have been notified in writing thereof by Purchaser and Seller or
(b) shall have finally been determined in a court of competent jurisdiction. Escrow Agent may, in the exercise of its absolute discretion, interplead and deliver the Escrow Funds and Escrow Documents, if any, into a court of competent jurisdiction, after deducting its reasonable expenses in bringing the interpleader action and shall thereupon be relieved of any liability with respect to the said funds or documents.

         4. GENERAL PROVISIONS. It is understood and agreed by the parties to this Agreement as follows:

                  (a) The Escrow Agent shall hold the Escrow Funds and the Escrow Documents, if and when received by it, in accordance with the terms of this Agreement.

                  (b) The Escrow Funds shall be paid and the Escrow Documents delivered in accordance with the Contract if it includes provisions that control their disposition (most likely termed a Deposit in the Contract). If there is no Contract, if the Contract as silent as to the disposition of a Deposit, or if its terms do not provide clear direction in the reasonable judgment of the Escrow Agent, then the Escrow Funds and Escrow Documents shall be paid and delivered in accordance with the written instructions jointly executed by Purchaser and Seller.

                  (c) The Escrow Agent is not a trustee for any party for any purpose, and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                  (d) The Escrow Agent has no responsibility in respect of any instructions, certificate or notice delivered to it or of the Escrow Account, other than to carry out the obligations undertaken in this Agreement and to follow the directions in such instructions or notice provided in accordance with the terms hereof.

                  (e) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advise.

                  (f) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instructions, notice, letter, telegram, cablegram other written instrument believed to be genuine and to have been signed or communicated by the proper party or parties.

                  (g) Subject to gross negligence or willful misconduct, as referred to in (j) below, Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by Purchaser or Seller and after being indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to Purchaser and Seller. The Escrow Agent shall not be required to institute legal proceedings of any kind.

                  (h) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have, either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same of any other such right or remedy which it would otherwise have on any other occasion.

                  (i) The Escrow Agent may resign by giving written notice of its resignation to Purchaser and Seller. Upon resignation, the Escrow Agent's sole responsibility shall be to deliver the Escrow Funds and Escrow Documents, if any, to the successor escrow agent who shall be promptly appointed in writing by the Purchaser and Seller and which successor will issue to Lawyers Title Insurance Corporation its receipt for the Escrow Funds or Escrow Documents so delivered. The Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

                  (j) INDEMNIFICATION. The Seller and Purchaser shall jointly and severally indemnify, save, defend, keep and hold harmless the Escrow Agent from any and all loss, damage, cost, charge, liability, cost of litigation, or other expense, including without limitation attorney's fees and court costs, arising out of its obligations and duties, including but not limited to (i) disputes arising or concerning amounts of money to be paid, (ii) funds available for such payments,
         (iii) persons to whom payments should be made or (iv) any delay in the electronic wire transfer of funds, as Escrow Agent, unless Escrow Agent's actions constitute gross negligence or willful misconduct.

                  (k) LIABILITY. The Seller and Purchaser shall be jointly and severally liable to Escrow Agent for payment of its reasonable expenses in carrying out the duties set forth herein. In no event shall the Escrow Agent be required or expend its own funds for any out of pocket costs, but may give notice of such cost, without being required to do so, to the Seller and Purchaser and decline to proceed unless and until such costs have been paid or advanced.

         5. NOTICES. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, facsimile, registered or certified mail, return receipt requested, or overnight delivery to the parties hereto at the addresses shown below, or at such other address as any of them may designate by notice to each of the others:

                             (i) If to Purchaser:

                             OLP Baltimore LLC
                             a Maryland limited liability company
                             c/oONE LIBERTY PROPERTIES, INC.
                             Sixty Cutter Mill Road, Suite 303
                             Great Neck, New York  11201
                             Telephone:        (516) 466-3100
                             Facsimile:        (516) 773-2770

                             With a copy to:
                             Jane E. Sheehan
                             Ballard Spahr Andrews & Ingersoll, LLP
                             18th Floor, 300 East Lombard Street
                             Baltimore, MD 21202-3268
                             Telephone: (410) 528-5626
                             Facsimile: (410) 361-8945

                             (ii) If to the Escrow Agent at:

                             Lawyers Title Insurance Corporation
                             600 East Main Street, Suite 1400
                             Richmond, VA 23219 Attn:
                             Kim Price

                             (iii)    If to Seller at:

                             FR HOLLINS FERRY, LLC
                             c/o SunTrust Equity Funding, LLC
                             303 Peachtree Street, 24th Floor
                             MC 3951
                             Atlanta, Georgia  30308
                             Telephone:        (404) 458-4650
                             Facsimile:        (404) 230-1344

                             with a copy to:
                             Charles T. Sharbaugh, Esq
                             Paul, Hastings, Janofsky & Walker LLP
                             Suite 2400
                             600 Peachtree St.,
                             Atlanta, Ga.  30308

All notices, instructions or certificates, given hereunder to the Escrow Agent, shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by telecommunication if a confirmation of transmission is produced by the sending machine, if mailed, five (5) calendar days after mailing by the Escrow Agent, or on the second business day, if sent by overnight delivery.

         6. AMENDMENT. Except as provided in Paragraph 4(i) hereof, this Agreement may be modified, altered, amended, cancelled or terminated only by the written agreement of the parties hereto.

         7. MISCELLANEOUS. Except as expressly set forth herein, no party to this Agreement shall be responsible for the fees and expenses of any other party to this Agreement.

                  (a) FEES. Escrow Agent shall be paid an escrow fee in the amount of $150 for acting as Escrow Agent under this Agreement. Such fee shall be deemed earned at the time this Agreement is executed by Escrow Agent. The fee shall be paid by Purchaser and Seller who shall be jointly and severally liable therefor.

                  (b) CHOICE OF LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof, except to the extent that such laws are superseded by the federal law of the United States of America.

                  (c) HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (d) CONSTRUCTION. (i) Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender or the neuter shall be deemed to include the equivalent pronoun of the other gender and the neuter. (ii) In the event that any of the terms and provisions of this Agreement shall be in conflicts with any of the terms and provisions of the contract or agreement between the Purchaser and the Seller, the terms and provisions of this Agreement shall be controlling upon the parties.

                  (e) SUCCESSORS AND ASSIGNS. The terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any addenda, exhibits and schedules hereto, shall be binding upon and inure to the benefit of, the undersigned parties and their respective representative, successors and assigns.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing such counterpart.

                  (g) VENUE. For the purposes of any suit, action or proceeding involving this Agreement each of the parties hereby expressly submits to the jurisdiction of the Circuit Court of the County of Baltimore, Maryland or the federal district court covering Maryland and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court jurisdiction by registered mail (with return receipt requested) or by personal service provided that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action, or proceeding commenced by any of the said parties. In furtherance of such agreement, each of the parties hereto agrees upon the request of any other party hereto to discontinue (or agree to the discontinuance of) any such suit, action, or proceeding pending in any other jurisdiction.

                  The parties hereto hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Circuit Court of the County of Baltimore, Maryland or the federal district court covering Maryland and hereby further irrevocably waive any claim that any such suit, action, or proceeding brought in such court has been brought in an inconvenient forum.

                  (h) FINAL AGREEMENT. This Agreement and documents named herein represents the final agreement among and between the parties hereto and may not be contradicted by evidence of prior or contemporaneous to subsequent oral agreements between and among the parties hereto.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their duly authorized officers on the dates noted below.



         ESCROW AGENT:    LAWYERS TITLE INSURANCE CORPORATION


                          By:
                          Name:
                          Title:


          DATED:  _________

                     [SIGNATURES CONTINUE ON THE NEXT PAGE]

                               OLP BALTIMORE LLP,
PURCHASER                      a Maryland limited liability company


                               By:
                               Name:
                               Title:

                               Federal I.D. #:

         DATED:  _________

                     [SIGNATURES CONTINUE ON THE NEXT PAGE]

                              FR HOLLINS FERRY, LLC,
SELLER                        a Delaware limited liability company

                              By: MRLL, LLC, a Delaware
                                  limited liability company

                              By: SUNTRUST EQUITY FUNDING, LLC,
                                  a Delaware limited liability company,
                                  its Sole Member


                              By:
                              Name: Paul Severn
                              Title: Manager



                              [END OF SIGNATURES]




         DATED:  _________

                                   EXHIBIT "K"


1. Taxes for the year 2006 and subsequent years not yet due and payable.

2. Metered water and/or waste water, not yet due and payable.

3. Rights of Ferguson Enterprises under an unrecorded Lease FR Hollins Ferry,
LLC.

4. Rights of the Sub-Tenant under the unrecorded Non-Disturbance and Attornment Agreement pertaining to a Sub-lease Agreement between Ferguson Enterprises and Computer Distribution Services, Inc.

5. The following matters as indicated on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006:

(a) encroachment of fence into the bed of Transway Road along the west side of the property;

(b) encroachment of fence along the bed of Baltimore Beltway on the east side of the property;

(c) encroachment of fence in the easement area adjacent to Hollins Ferry Road;

(d) encroachment, if any, of fence, macadam paving, and tank in storm water management areas; and

(e) railroad tracts;

(f) "high voltage area."

6. Easements, rights and/or controls relating to drainage, access and erection of snow fences as set forth in Deed dated May 16, 1956 from Louis Heinzerling, et ux to the Maryland State Roads Commission and recorded among the Land Records of Baltimore County in Liber 2929, folio 333, re: denial of access and right to erect snow fences with respect to State Roads Commission Plat No. 10722, referred to on the Survey Plat entitled, "ALTA/ACSM Land title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

7. Easements, rights and/or controls relating to drainage, access and erection of snow fences as set forth in Deed dated June 12, 1956 from Henry C. Zepp to the Maryland State Roads Commission and recorded among the Land Records of Baltimore County in Liber 2947, folio 426, re: denial of access and right to erect snow fences with respect to State Roads Commission Plat No. 10723, referred to on the Survey Plat entitled, "ALTA/ACSM land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

8. Rights of others and rights incident to the use of the railroad siding traversing the property hereby insured, as shown on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

9. Rights-of-way lines and matters shown on the following State Highway Plats:
10721, 10722, 10723, 12767, 13497, 13498, 13499 and 14571, which Plats are indicated on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

10. Deed of Dedication and Easement dated July 31, 1990 between Carling National Breweries, Inc., et al, and Baltimore County, Maryland and recorded among the Land Records of Baltimore County in Liber 8603, folio 95, re: storm water management easements as shown on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

11. Rights of Consolidated Gas Electric Light and Power Company by virtue of an Agreement recorded among the Land Records of Baltimore County in Liber 2493, folio 110.